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Exhibit 10-O

                               THIRD AMENDMENT OF
                              TRUSERV CORPORATION
                     SAVINGS AND COMPENSATION DEFERRAL PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)

         WHEREAS, TruServ Corporation (the "Company") has established and maintains the TruServ Corporation Savings and Compensation Deferral Plan (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to reflect changes to the way that Company matching contributions are determined under the Plan;

         NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 10.01 of the Plan and pursuant to resolutions adopted by the Board of Directors of the Company, the Plan be and is hereby amended, effective January 1, 2002, by substituting for Section 3.02 of the Plan the following:

         "3.02    Matching Contributions

                  For each Plan Year, the Company will make a Matching Contribution under either clause (a), (b) or (c) below on behalf of each Participant who (i) elects to make Income Deferral Contributions under Section 3.01 during such Plan Year and (ii) meets the requirements of this Section 3.02. A Participant's Matching Contribution will equal:

                  (a) 33.33% of the Participant's Income Deferral Contributions for the Plan Year, to the extent such Income Deferral Contributions do not exceed 6% of such Participant's Compensation for the Plan Year; or

                  (b) 66.67% of the Participant's Income Deferral Contributions for the Plan Year, to the extent such Income Deferral Contributions do not exceed 6% of such Participant's Compensation for the Plan Year if, and only if, the Company meets certain target performance criteria as established from time to time by the Board of Directors, in its sole discretion, but falls below the Maximum Match Criteria (defined below) established for the Plan Year; or

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                  (c)      100% of the Participant's Income Deferral
                           Contributions for the Plan Year, to the extent such Income Deferral Contributions do not exceed 6% of such Participant's Compensation for the Plan Year if, and only if, the Company meets certain maximum performance criteria (the `Maximum Match Criteria') as established from time to time by the Board of Directors, in its sole discretion.

                  Only one of the Matching Contribution formulae described in clauses (a), (b) and (c) of the preceding sentence will apply for any Plan Year. For purposes of this Section 3.02, Compensation for services rendered when an Employee is not a Participant is disregarded.

                  Such Matching Contributions shall be allocated on an annual basis only to the accounts of Participants who are actively employed by the Company as of the Anniversary Date, who are on authorized medical leave of absence as of the Anniversary Date, or whose employment has terminated during the Plan Year after attainment of Normal Retirement Age, as a result of involuntary termination by the Company or as a result of death or Disability. In order to clarify the meaning of the phrase `involuntary termination by the Company' as used herein and consistent with past administrative practice and procedure under the Plan, such phrase means involuntary termination by the Company due to facility closing, reorganization, or reduction in force.

                  The Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 3.01, 3.06 and
                  3.07. If any portion of the Income Deferral Contributions to which the Matching Contribution relates is returned to the Participant under Sections 3.01 or 3.06, the corresponding Matching Contribution shall be forfeited and if any amount of the Matching Contribution is deemed an excess aggregate contribution under Section 3.07, such amount shall be forfeited in accordance with the provisions of that Section."

         IN WITNESS WHEREOF, TruServ Corporation has caused this amendment to be executed on its behalf by its duly authorized officer, this 19th day of December, 2003.

                                   TruServ Corporation

                                   By: /s/ Amy W. Mysel
                                       ----------------
                                   Its: SVP of Human Resources and Communication
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